Exhibit 10.2(d)(v)


                                             E-1 for Executives Subject to 16(b)

                                                               February __, 2006


                                              Name:_____________________________
                                              No. of SARs: _____________________
                                              Per SAR Exercise Price:___________


Dear Fellow Employee:

     As a key employee of Cytec Industries Inc. (the "Company"), or of a subsidiary of the Company, you have been granted by the Compensation and Management Development Committee (the "Committee") of the Company's Board of Directors the number of stock appreciation rights ("SARs") set forth above. Upon exercise (the "Exercise Date"), you will receive in the number of shares of common stock, $.01 par value per share, of the Company ("Common Stock") equal in amount to: (i) the excess of the fair market value of one share of Common Stock on the Exercise Date over the SAR exercise price multiplied by (ii) the number of SARs exercised and divided by (iii) the fair market value of one share of Common Stock on the Exercise Date (iv) rounded to the nearest whole share.

     For purposes of determining fair market value on the date of exercise, fair market value shall mean: (x) for exercise orders made on a business day during the market hours of the New York Stock Exchange (NYSE) (9:30 AM (US EST) to 4:00 PM (US EST)) , the current market price for a share of Common Stock at the time of exercise and (y) for exercise orders made after NYSE market hours and prior to the NYSE market hours for the following business day (the "Following Business Day"), the current market price for a share of Common Stock as of the opening trade of the Following Business Day.

     The date of grant of these SARs is the date of this letter, which is the date on which the Committee voted to grant these SARs. The exercise price represents 100% of the fair market value per share of the Common Stock on the date of the grant.


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     Upon receipt by the Company of notification of exercise of these SARs in the form prescribed from time to time by the Committee, the Company will cause a certificate or certificates for such shares then purchased to be delivered to the person entitled thereto.

     (1) These SARs must be exercised if at all and to the extent exercised, no later than ten years from the date of grant, and then only (except as provided in paragraphs (5) and (6) below) if you are then an employee of the Company or of a company which on the date of exercise is a subsidiary or Affiliate (as defined in the Company's 1993 Stock Award and Incentive Plan, as amended (the "Plan")) of the Company.

     (2) These SARs shall vest and be exercisable in cumulative installments over a period of three years as follows: to the extent of not more than one-third of the number of SARs subject hereto, at any time after the expiration of the first year of the term hereof; to the extent of not more than an additional one-third of such SARs, at any time after the expiration of the second year of such term; and to the extent of the remainder of such SARs, at any time after the expiration of the third year of such term; provided that, as specified in Section 7 of the Plan, this grant shall be immediately exercisable in full upon a Change of Control (as defined in the Plan).

     (3) These SARs are not transferable otherwise than by will or by the laws of descent and distribution or, if then permitted under Rule 16b-3 under the Securities Exchange Act of 1934, pursuant to a qualified domestic relations order as defined under the Internal Revenue Code and it may be exercised during your lifetime, only by you or your guardian or legal representative; provided however, upon any transfer, these SARs shall be exercisable by the transferee only to the extent that it would be exercisable by you if it had not been transferred. Notwithstanding the prior sentence, you may transfer these SARs, in whole or in part, to (i) your spouse, (ii) your child or children, (iii) your grandchild or grandchildren or (iv) a trust for any of the foregoing; provided that the transfer shall be subject to all of the terms of the Plan and this grant letter and, in addition, (A) the transferred SARs may not be retransferred except to you, (B) you remain liable for all withholding taxes payable on account of these SARs, (C) the Company may place transfer restrictions against any shares of Common Stock issued to a transferee upon exercise of these SARs in order to assure compliance with the Securities Act of 1933, as amended, (D) you give prompt written notice of the transfer to the Secretary of the Committee including name, address, tax I.D. number and date of birth of the transferee, number of shares subject to the transfer, and such other information as the Company may require and (E) these SARs shall be exercisable by the transferee only to the extent that it would be exercisable by you if it had not been so transferred.

     (4) In the event of termination of your employment, these SARs, to the extent not theretofore exercised, shall forthwith terminate unless such termination of employment shall be by reason of a cause described in paragraph
(5) or (6) below, in which case the provisions of paragraph (5) or (6) below, as the case may be, shall be applicable.

     (5) In the event that your employment with the Company or a subsidiary of the Company terminates by reason of your (i) death, (ii) disability or (iii) retirement on or after your 55th birthday with ten or more continuous years of service or if not continuous, then ten or more years of combined service as determined in the discretion of the Company's Vice President of Human Resources, and the date of termination is eight months or more after the date of grant of these SARs, these SARs may be exercised by you, your estate, any transferee under paragraph 3 above, or any person who acquires the right to exercise this grant by reason of your death, until one year after the last date on which any


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options or SARs granted to you by the Company, which are not subsequently cancelled, become fully exercisable (subject to installment exercise provisions of paragraph 2, above), but not after ten years from the date of grant.

     (6) In the event that the Company or a subsidiary of the Company terminates your employment (except for dishonesty or other good cause, in which case this grant expires), you may exercise these SARs at any time within one year after any such termination, but not after ten years from the date of grant, to the extent of the number of SARs which were exercisable by you at the date of such termination of your employment.

     (7) The Company, with the approval of an officer, may, at any time and without cause, suspend the exercisability of these SARs if it becomes aware of information that indicates that there may be grounds to terminate your employment for dishonesty or other good cause. If upon conclusion of the investigation the Company determines that it has not discovered grounds to terminate your employment for dishonesty or other good cause, the suspension shall be terminated.

     (8) Nothing in this grant shall confer on you any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiary or affiliate to terminate your employment at any time.

     (9) Subject to such limitations, if any, as the Committee may establish, you may satisfy your mandatory federal and state income tax withholding obligations resulting from the exercise of these SARs by requesting the Company to withhold shares of Common Stock having a fair market value equal to the withholding obligations. In order to prevent fractional shares, the number of shares withheld shall be rounded up to the nearest whole share, with the value of the fraction, being retained as additional optional withholding.

     Your exercise of these SARs, in whole or in part, constitutes your agreement (i) to pay the Company promptly, on demand, any withholding taxes due in respect of the exercise of this grant, (ii) that the Company, its subsidiaries and affiliates may deduct an amount equal to such withholding taxes from any amounts owing to you by the Company and/or any of such subsidiaries or affiliates and (iii) that the Company may withhold from you shares of Common Stock until the withholding taxes have been paid.

     The Company reserves the right to require these SARs to be exercised only within the United States and to require stock certificates issuable to you upon such exercise to be delivered only within the United States to you or to such person who is appropriately authorized by you.

     Prior to the earliest time that these SARs may be exercised by you, the Company will deliver to you a prospectus which meets the requirements of the Securities Act of 1933, as amended, and which further describes the Plan and SARs granted thereunder.

     In no event is the grant of these SARs to you to be deemed, directly or indirectly, a recommendation by the Company that you at any time exercise this grant.

     This grant and the exercise of these SARs are subject to the terms and conditions hereof and of the the Plan. A copy of the Plan, under which the SARs are granted to you, will be made available to you on request by contacting the undersigned. In the event of any conflict between the terms of these SARs and the provisions of the Plan, the provisions of the Plan shall govern.


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                                                 Very truly yours,

                                                 CYTEC INDUSTRIES INC.


                                                 BY:______________________
                                                    Joseph E. Marosits
                                                    Secretary-Compensation
                                                    and Management
                                                    Development Committee


Enc.



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